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                                                                    EXHIBIT 99.1
                                                                    ------------


                         FIRST SOUTHERN BANCSHARES, INC.
                         ANNOUNCES FIRST QUARTER RESULTS
                                    FOR 2003


Florence, AL. - May 1, 2003 - First Southern Bancshares, Inc. (the "Company"), the holding company for First Southern Bank (the "Bank"), reported an unaudited basic income applicable to common shareholders of $43,000, or $0.03 per diluted common share, for the first quarter ended March 31, 2003, as compared to a basic loss applicable to common shareholders of $(772,000), or $(0.61) per diluted common share, for the first quarter of fiscal 2002. The basic income (loss) applicable to common shareholders and per diluted common share amounts reflect the impact of cumulative dividends, incentive payments and the accretion of the mandatory redemption premiums on the Company's preferred stock for the periods reported.

The Company's $815,000 improvement in operations for the first quarter of 2003 as compared to the first quarter of 2002 is the result of several fundamental factors. The Company's net interest income increased $21,000 in the first quarter of 2003 on a significantly smaller average asset base as compared to the first quarter of 2002. The Bank's average assets were $95.9 million in the first quarter of 2003 as compared to an average of $129.4 million for the first quarter of 2002, a decrease of 26%. The Company's provision for loan loss decreased $370,000 from a $170,000 provision in the first quarter of 2002 to a recovery of $200,000 in the first quarter of 2003. The recovery of $200,000 in loan loss reserves during the first quarter of 2003 is the result of a continued decrease in the level of classified loans and charge-offs. Noninterest expense decreased $271,000 in the first quarter of 2003 as compared to the first quarter of 2002 primarily as a result of decreases in compensation expense and professional fees. The provision for the cumulative dividends, incentive payments and accretion of the mandatory redemption premiums on the Company's preferred stock was $139,000 in the first quarter of 2003 as compared to a provision of $285,000 in the first quarter of 2002. The provision for the first quarter of 2002 included a $146,000 adjustment for 2001 arrearages not accrued in 2001.

For a complete analysis of the Company's results of operations for the first quarters of 2003 and 2002, please refer to Form 10-QSB, which the Company expects to file with the Securities and Exchange Commission no later than May 15, 2003. Unaudited condensed financial statements and other financial data are attached to this release.

The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence and two full-service offices in Killen and Muscle Shoals.


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
                                                    UNAUDITED
                                             CONDENSED BALANCE SHEETS
                                                 (IN THOUSANDS)


                                                 March 31, 2003            December 31, 2002           March 31, 2002
                                                ----------------          -------------------         ----------------

Cash and investments                              $     22,895                $       22,493           $      35,002
Loans receivable, net                                   67,670                        67,640                  80,674
Other assets                                             5,434                         5,219                  10,859
                                                  -------------               ---------------          --------------
Total assets                                            95,999                        95,352                 126,535
                                                  =============               ===============          ==============
Deposits                                                81,385                        81,048                 113,033
Borrowings                                               7,732                         7,738                   7,574
Other liabilities                                          343                           232                     376
Redeemable preferred stock                               5,329                         5,190                   4,774
Common stockholders' equity                              1,210                         1,144                     778
                                                  -------------               ---------------          --------------
Total liabilities and stockholders' equity        $     95,999                $       95,352           $     126,535
                                                  =============               ===============          ==============

                                            UNAUDITED
                                CONDENSED STATEMENT OF OPERATIONS
                                (IN THOUSANDS, EXCEPT SHARE DATA)


                                                          Three Months Ended March 31,
                                                       -----------------------------------
                                                             2003               2002
                                                       ---------------    ----------------
Interest income                                          $      1,343      $        1,844
Interest expense                                                  556               1,078
                                                       ---------------    ----------------
Net interest income                                               787                 766
Provision (recovery) for (of) loan losses                        (200)                170
                                                       ---------------    ----------------
Net interest income after provision
    for loan losses                                               987                 596
                                                       ---------------    ----------------
Noninterest income                                                230                 223
Noninterest expense                                             1,035               1,306
                                                       ---------------    ----------------
Income (loss) before income taxes                                 182                (487)
Income tax expense                                                  -                   -
                                                       ---------------    ----------------
Net income (loss)                                                 182                (487)
Cumulative dividends and premium
    accretion on preferred stock                                  139                 285
                                                       ---------------    ----------------
Basic income (loss) applicable to
    common shareholders                                  $         43      $         (772)
                                                       ===============    ================
Diluted earnings (loss) per common share                 $       0.03      $        (0.61)
                                                       ===============    ================


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
                                               UNAUDITED
                                       OTHER BALANCE SHEET DATA
                                        (DOLLARS IN THOUSANDS)


                                                 March 31, 2003            December 31, 2002           March 31, 2002
                                                ----------------          -------------------         ----------------
Classified loans                                 $       14,190             $        14,827             $     22,379
Classified loans as a percentage of
    net loans                                             21.0%                       21.9%                    27.7%
Allowance for loan losses                        $        4,038             $         4,185             $      5,255
Allowance for loan losses as a percentage
    of net loans                                          6.00%                       6.20%                    6.50%
Tier 1 leverage capital                          $        8,394             $         8,120             $      7,172
Tier 1 leverage ratio                                     8.75%                       8.37%                    5.55%
                                                ======================================================================



                                            UNAUDITED
                         ANALYSIS OF ALLOWANCE FOR UNAUDITED LOAN LOSSES
                                         (IN THOUSANDS)

                                                          Three Months Ended March 31,
                                                       -----------------------------------
                                                             2003               2002
                                                       ---------------    ----------------

Balance - beginning of period                           $      4,185       $       5,650

   Provision (recovery) for (of) loan losses                    (200)                170
   Recoveries                                                     69                 242

   Charge-offs                                                   (16)               (807)
                                                       ---------------    ----------------
Balance - end of period                                 $      4,038       $       5,255
                                                       ===============    ================


THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS APPLICABLE TO IT; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL,


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REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL
EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.


CONTACT:  First Southern Bancshares, Inc., Florence, Alabama
          Roderick V. Schlosser, Executive Vice President and CFO
          (256) 718-4206